EXHIBIT 10.7

STAGE STORES, INC.

PERFORMANCE BASED SHARE AGREEMENT

THIS PERFORMANCE BASED SHARE AGREEMENT (the “Agreement”) is made effective as of the __________ day of _______________, 20___ (the "Effective Date"), by and between STAGE STORES, INC., a Nevada corporation (hereinafter called the "Company"), and _____________________, an employee of the Company, its subsidiaries or its affiliates (hereinafter called the "Employee").

WHEREAS, the Board of Directors of the Company (the "Board") has adopted the Stage Stores, Inc. Amended and Restated 2008 Equity Incentive Plan (the "Plan"), as it may be amended from time to time; and

WHEREAS, the Company considers it desirable and in the Company's best interests that the Employee be given an opportunity to acquire Common Shares in furtherance of the Plan to provide incentive for the Employee to remain an employee of the Company, its subsidiaries or its affiliates and to promote the growth, earnings and success of the Company.

NOW, THEREFORE, in consideration of the premises, it is agreed as follows:

1.           TARGET NUMBER OF PERFORMANCE SHARES.  The Target Number of Performance Shares for Employee under this Agreement is _______________.  The number of Common Shares ultimately received, if any, for Performance Shares earned under this Agreement will be determined pursuant to Section 3 of this Agreement.  For purposes of this Agreement, "Common Shares" shall mean the Company's authorized voting common stock, par value $0.01, and “Performance Shares” shall mean the number of Common Shares earned under this Agreement.

2.           PERFORMANCE CYCLE.  The Performance Cycle commences on __________, 20____, and ends on ___________, 20___.

3.           SETTLEMENT OF AWARD.  Except as provided below, the Company shall deliver to the Employee one Common Share for each Performance Share earned by the Employee, as determined in accordance with the performance measure(s) and provisions set forth in Exhibit “A”, which is attached to and forms a part of this Agreement.  Any fractional Common Shares shall be rounded up or down to the nearest whole Common Share.  It is intended that Common Shares will be issued for the Performance Shares; provided however, the Company’s Board of Directors may in its sole discretion pay all or a portion of the award in cash instead of Common Shares.  For purposes of this Agreement, reference to the “Board” shall include the Compensation Committee (the “Committee”) to the extent that the Board has designated the Committee to administer the Plan.

4.           TIME OF PAYMENT. Except as otherwise provided in this Agreement, payment of Common Shares earned pursuant to this Agreement will be made within 75 days of the end of the Performance Cycle.

5.           ELIGIBILITY FOR PERFORMANCE SHARES.  The Employee shall be eligible for payment of earned Performance Shares, as specified in Section 3, only if the Employee’s employment with the Company continues through the end of the Performance Cycle or the Employee’s employment with the Company terminates during the Performance Cycle due to the Employee’s death, disability or retirement.

6.           DEATH OF EMPLOYEE.  If the Employee’s employment with the Company is terminated due to death during the Performance Cycle, he or she will receive the Target Number of Performance Shares set forth in this Agreement within thirty (30) days of his or her death.

7.           DISABILITY OF EMPLOYEE. If the Employee’s employment with the Company is terminated due to disability during the Performance Cycle, he or she will receive the Target Number of Performance Shares set forth in this Agreement within thirty (30) days of his or her disability.  For the purposes of this Agreement, the Employee shall be deemed to have terminated his or her employment by the Company by reason of disability, if the Committee shall determine that the physical or mental condition of the Employee by reason of which such employment terminated was such at that time as would entitle him or her to payment of monthly disability benefits under any Company disability plan.  If the Employee is not eligible for benefits under any disability plan of the Company, he or she shall be deemed to have terminated such employment by reason of disability if the Committee shall determine that his or her physical or mental condition would entitle him or her to benefits under any Company disability plan if he or she were eligible therefor.

8.           RETIREMENT OF EMPLOYEE.   If the Employee’s employment with the Company is terminated due to retirement (as determined by the Board) during the Performance Cycle, he or she will receive the Target Number of Performance Shares set forth in this Agreement within thirty (30) days of his or her retirement.

9.           CHANGE IN CONTROL.  In the event of a Change in Control during the Performance Cycle, the Employee will receive the Target Number of Performance Shares set forth in this Agreement within thirty (30) days of the effective date of the Change in Control.  For purposes of this Agreement, a “Change in Control” shall be deemed to have occurred:

(a)           on such date within the 12-month period following the date that any one person, or more than one person acting as a group (as defined in §1.409A-3(i)(5)(v)(B) of the Treasury Regulations), acquires ownership of stock that represents twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities (the “Trigger Date”), that a majority of the individuals who, as of the Trigger Date, constitute the Board (the “Incumbent Board”) are replaced by new members whose appointment or election is not endorsed by a majority of the members of the Incumbent Board before the date of such appointment or election;

(b)           as of the date that any one person, or more than one person acting as a group (as defined in §1.409A-3(i)(5)(v)(B) of the Treasury Regulations), acquires ownership of stock that, together with stock held by such person or group, constitutes more than 50% of either (1) the then outstanding shares of common stock of the Company or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, if any one person or more than one person acting as a group, is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons shall not be considered to cause a Change in Control; or

(c)           the date any one person, or more than one person acting as a group (as defined in §1.409A-3(i)(5)(v)(B) of the Treasury Regulations), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) all, or substantially all, of the assets of the Company, except for any sale, lease exchange or transfer resulting from any action taken by any creditor of the Company in enforcing its rights or remedies against any assets of the Company in which such creditor holds a security interest.  Provided further, a transfer of assets by the Company shall not be treated as a Change in Control if the assets are transferred to:

(i)           A shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(ii)           An entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(iii)           A person, or more than one person acting as a group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company; or

(iv)           An entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in paragraph (iii) herein.

For purposes of subsection (c) and except as otherwise provided in paragraph (i), a person’s status is determined immediately after the transfer of the assets.

10.      OTHER TERMINATION OF EMPLOYMENT. The termination of the Employee’s employment with the Company for any reason other than death, disability or retirement during the Performance Cycle shall result in the forfeiture of the entire award of Performance Shares, with no payment to the Employee.

11.           ISSUANCE OF COMMON SHARES.

(a)           Common Shares issued pursuant to this Agreement which have not been registered with the Securities and Exchange Commission shall bear substantially the following legend:

The Securities represented by this Certificate have not been registered under the United States Securities Act of 1933 (the "Act") and are “restricted securities” as that term is defined in Rule 144 under the Act.  The Securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

(b)           The Company shall not be required to transfer or deliver any certificate or certificates for Common Shares earned under this Agreement:  (i) until after compliance with all then applicable requirements of law; and (ii) prior to admission of the Common Shares to listing on any stock exchange on which the Common Shares may then be listed.  In no event shall the Company be required to issue fractional shares to the Employee or his or her successor.

12.     GENERAL RESTRICTIONS.  The grant of Performance Shares under this Agreement shall be subject to the requirement that, if at any time the Board shall determine that (i) the listing, registration or qualification of the shares of Common Shares subject or related thereto upon any securities exchange or under any state or Federal law, (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the Employee with respect to the disposition of Common Shares is necessary or desirable as a condition of, or in connection with, the granting of the Performance Shares or the issuance of Common Shares thereunder, the granting of the Performance Shares or the issuance of the Common Shares may not be consummated in whole or in part unless the listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Board.

13.     ASSIGNMENT.  The rights under this Agreement shall not be assignable or transferable by the Employee, except by will or by the laws of descent and distribution.  Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the rights under this Agreement contrary to the provisions hereof shall be null and void and without effect.  During the lifetime of the Employee, any right under this Agreement shall be exercisable only by the Employee or his or her guardian or legal representative.

14.     WITHHOLDING TAXES.  Whenever the Company proposes or is required to issue or transfer Common Shares under this Agreement, the Company shall have the right to require the Employee to remit to the Company an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for the Common Shares.  Alternatively, the Company may issue or transfer the Common Shares net of the number of shares sufficient to satisfy the withholding tax requirements.  For withholding tax purposes, the Common Shares shall be valued on the date the withholding obligation is incurred.

15.     RIGHT TO TERMINATE EMPLOYMENT.  Nothing in this Agreement shall confer upon the Employee the right to continue in the employment of the Company, its subsidiaries or its affiliates or affect any right which the Company, its subsidiaries or its affiliates may have to terminate the employment of the Employee.

16.     RIGHTS AS A SHAREHOLDER.  Neither the Employee, his or her legal representative, nor other persons entitled to Performance Shares under this Agreement shall have any rights of a shareholder in the Company with respect to the Common Shares issuable under this Agreement unless and until a certificate or certificates representing the Common Shares shall have been issued to him or her pursuant to the terms of this Agreement.

17.           ADJUSTMENTS.  In the event of any change in the outstanding common stock of the Company by reason of stock splits, reverse stock splits, stock dividends or distributions, recapitalization, reorganization, merger, consolidation, split-up, combination, exchange of shares or the like, the Board shall appropriately adjust the number of Common Shares issuable under this Agreement, and any and all other matters deemed appropriate the Board.

18.           STOCK RESERVED.  The Company shall at all times during the term of this Agreement reserve and keep available the number of Common Shares as will be sufficient to satisfy the terms of this Agreement.

19.           SEVERABILITY.  Every part, term or provision of this Agreement is severable from the others.  Notwithstanding any possible future finding by a duly constituted authority that a particular part, term or provision is invalid, void or unenforceable, this Agreement has been made with the clear intention that the validity and enforceability of the remaining parts, terms and provisions shall not be affected thereby.

20.           NOTICE.  Any notice to be delivered under this Agreement shall be given in writing and delivered, personally or by certified mail, postage prepaid, addressed to the Company or the Employee at their last known address.

21.           GOVERNING LAW.  This Agreement shall be construed in accordance with and governed by the applicable Federal law and, to the extent otherwise applicable, the laws of the State of Texas.

22.           HEADINGS.  The headings in this Agreement are for convenience only and shall not be used to interpret or construe the provisions.

23.           BINDING EFFECT.  This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company.

24.           INCORPORATION OF PLAN.  The Performance Shares are granted pursuant to the terms of the Plan, which is incorporated herein by reference, and this Agreement shall in all respects be interpreted in accordance with the Plan.  If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement.  All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein.

25.           MODIFICATION.  This Agreement is intended to comply with the provisions of Section 409A of the Internal Revenue Code, as amended (the “Code”).  The Company may change or modify the terms of this Agreement without the Employee’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder.  Notwithstanding the previous sentence, the Company may also amend the Plan or this Agreement or revoke the Performance Shares to the extent permitted by the Plan.

IN WITNESS WHEREOF, the parties hereto have caused this Performance Based Share Agreement to be executed as of the Effective Date.

"COMPANY"	STAGE STORES, INC.,
"EMPLOYEE"	BY: ________________________________________ ___________________, _______________ ____________________________________________ ________________________, an individual

EXHIBIT “A”

1.
Performance Measures.  Total Shareholder Return (“TSR”) of the Company as compared with the TSR of a group of industry peers (the “Peer Group”) during the Performance Period is the performance measure to be applied to determine the amount of award to be made under the provisions of the Agreement.  The formula for TSR is as follows:

Total Shareholder Return	=	(Ending Stock Price - Beginning Stock Price + Dividends Paid)
Beginning Stock Price

Beginning Stock Price shall mean the average closing price on the applicable stock exchange of one share of stock for all the trading days in the fiscal month immediately following the beginning of the Company’s fiscal year which is the start of the Performance Period; Ending Stock Price shall mean the average closing price on the applicable stock exchange of one share of stock for all the trading days in the fiscal month immediately prior to the last day of the Performance Period, and Dividends Paid shall mean the total of all dividends paid on one (1) share of stock during the Performance Period; provided that, dividends shall be treated as though they are reinvested at the end of each calendar quarter.

Following the Total Shareholder Return determination, the Company’s Percentile Rank shall be determined as follows:

Percentile Rank	=	Company Rank
Total number of companies in Peer Group including the Company

Company Rank shall be determined by listing from highest TSR to lowest TSR of each company in the Peer Group (including the Company) and counting up from the company with the lowest TSR.

2.	Amount of Award. The number of Performance Shares earned and the number of Common Shares to be issued to Employee under the Agreement shall be determined in accordance with the following schedule:

Company’s Percentile Ranking	Award as a % of Target
100.0%	200%
96.0%	192%
92.0%	184%
88.0%	176%
84.0%	168%
80.0%	160%
76.0%	152%
72.0%	144%
68.0%	136%
64.0%	128%
60.0%	120%
56.0%	112%
52.0%	104%

50.0%	100%
48.0%	94%
44.0%	82%
40.0%	70%
36.0%	58%
32.0%	46%
28.0%	34%
25.0%	25%
Less than 25.0%	0%

Interpolation shall be used to determine the percent of Target Number of Performance Shares earned in the event the Company’s Percentile Rank does not fall directly on one of the ranks listed in the above schedule.

3.	Industry Peers. The Peer Group with which the Company’s TSR is compared is as follows:

ABERCROMBIE & FITCH -CL A	ANF
AEROPOSTALE	ARO
AMERN EAGLE OUTFITTERS INC	AEOS
ANNTAYLOR STORES CORP	ANN
BROWN SHOE	BWS
CATO CORP -CL A	CTR
CHARMING SHOPS	CHRS
CHICOS FAS INC	CHS
CHILDRENS PLACE RETAIL STRS	PLCE
CHRISTOPHER & BANKS CORP	CBK
COLLECTIVE BRANDS	PSS
DILLARDS INC -CL A	DDS
DRESS BARN INC	DBRN
FOOT LOCKER	FL
GAP INC	GPS
GENESCO INC	GCO
GUESS?	GES
GYMBOREE CORP	GYMB
J. CREW GROUP	JCG
KOHLS CORP	KSS
LIMITED BRANDS INC	LTD
MENS WEARHOUSE INC	MW
NORDSTROM INC	JWN
PACIFIC SUNWEAR CALIF INC	PSUN
POLO RALPH LAUREN	RL
ROSS STORES	ROST
SAKS	SKS
TJX	TJX
TWEEN BRANDS	TWB
URBAN OUTFITTERS INC	URBN

In the event the number of companies in the Peer Group changes due to merger, consolidation, liquidation or otherwise, the Board shall have the authority make changes to the Peer Group.